ITEM 6.(a)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)







                                           THIRTEEN WEEKS ENDED     THIRTY-NINE WEEKS ENDED
                                          MAR.2, 1996  MAR. 4,1995   MAR.2, 1996 MAR. 4, 1995

PRIMARY EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       17,302       17,088       17,286       17,346

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  average market price)................          218          649          359          675

                   TOTALS..............       17,520       17,737       17,645       18,021

Net Income:
Continuing operations..................     $(12,839)    $  7,868     $ (6,541)   $   6,745
Discontinued operations................      (12,114)       5,274       (2,222)      43,038
                                            $(24,953)    $ 13,142     $ (8,763)   $  49,783

Primary earnings per common and
  common equivalent share:
Continuing operations..................     $  (0.73)    $   0.44     $  (0.37)   $    0.37
Discontinued operations................        (0.68)        0.30        (0.13)        2.39
                                            $  (1.41)    $   0.74     $  (0.50)   $    2.76

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


ITEM 6.(a) (continued)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)







                                          THIRTEEN WEEKS ENDED     THIRTY-NINE WEEKS ENDED
                                         MAR.2, 1996 MAR. 4,1995   MAR.2, 1996 MAR. 4, 1995

FULLY DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       17,302       17,088       17,286       17,346

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  higher of period-end or average
  market price)........................          369          686          310          707

                   TOTALS..............       17,671       17,774       17,596       18,053

Net Income:
Continuing operations..................     $(12,839)    $  7,868     $ (6,541)   $   6,745
Discontinued operations................      (12,114)       5,274       (2,222)      43,038
                                            $(24,953)    $ 13,142     $ (8,763)   $  49,783


Fully diluted earnings per common and
  common equivalent share:
Continuing operations..................     $  (0.73)    $   0.44     $  (0.37)   $    0.37
Discontinued operations................        (0.68)        0.30        (0.13)        2.39
                                            $  (1.41)    $   0.74     $  (0.50)   $    2.76

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